Third Amendment to Security and Loan Agreement
                       and Addendum, Exhibit "A," Thereto


This Third Amendment ("Amendment") amends that certain Security and Loan Agreement dated June 17, 1996, by and between Imperial Bank ("Bank") and Photomatrix Imaging Corporation ("Borrower") and the Addendum, Exhibit "A," (the "Addendum") thereto, of even date (collectively herein, the Security and Loan Agreement and the Addendum are referred to as the "Agreement"), as follows:

1. Wherever the name "Xscribe Corporation" appears in the Agreement it shall be changed to "Photomatrix Imaging Corporation."

2. Section 1. of the Addendum is deleted in its entirety and the following is substituted therefor:

         "Any commitment of Bank, pursuant to the terms of the Security and Loan Agreement, to make advances against Eligible Accounts shall expire on September 29, 1998, subject to Bank's right to renew said commitment at its sole discretion. Any renewal of the commitment shall not be binding upon the Bank unless it is in writing and signed by an officer of the Bank."

3. Section 5. of the Addendum is deleted in its entirety and the following is substituted therefor:

          "Guarantee. As a condition precedent to Bank's obligation to make any advances to Borrower, Borrower shall, among other things: cause guarantees to be executed by Photomatrix, Inc. (parent company) in the amount of $750,000 in form and substance satisfactory to Bank."

4. Section 10.a. of the Addendum is deleted in its entirety and the following is substituted therefor:

         "The rate of interest applicable to the Line of Credit Loan Account shall be two percent (2.00%) per year in excess of the rate of interest which the Bank has announced as its prime lending rate ("Prime Rate") which shall vary concurrently with any change in such Prime Rate. A non utilization fee of one percent (1.00%) shall be charged on the average daily unused portion of the line, payable quarterly in arrears."

5. Except as provided above, the Agreement remains unchanged.



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6. This  Amendment is effective as of September 30, 1997, and the parties hereby confirm that the Agreement as amended in full force and effect.


PHOTOMATRIX, INC.
"Borrower"


By:

Title:


IMPERIAL BANK
"Bank"


By:

Title:







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